The Honourable Rod Gantefoer
Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET

08-09

READY FOR GROWTH

SUPPLEMENTARY
ESTIMATES
NOVEMBER

SASKATCHEWAN

Supplementary Estimates - November
For the Fiscal Year
Ending March 31
2009

General Revenue Fund
Supplementary Estimates - November
Table of Contents

Introduction	3
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Debt Retirement Fund	4
Growth and Financial Security Fund	5
Appropriation to Expense Reconciliation	5
Schedule of Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Disbursements	9
Debt Redemption	9
Budgetary Appropriation - Executive Branch of Government
Advanced Education, Employment and Labour	11
Agriculture	12
Corrections, Public Safety and Policing	13
Education	14
Energy and Resources	14
Enterprise Saskatchewan	15
Finance	15
First Nations and Métis Relations	15
Health	16
Highways and Infrastructure Capital	16
Justice and Attorney General	17
Social Services	17
Crown Investments Corporation	18
Budgetary Appropriation - Legislative Branch of Government
Chief Electoral Officer	18
Legislative Assembly	18
Ombudsman	19
Summary - Budgetary Appropriation	19
Lending and Investing Activities
Highways and Infrastructure	19
Saskatchewan Power Corporation	19
SaskEnergy Incorporated	20
Summary - Lending and Investing Activities	20
Growth and Financial Security Fund	20

Amortization of Capital Assets	20

Introduction

The 2008-09 Supplementary Estimates – November are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and therefore include the estimated increases in 2008-09 “To Be Voted” and “Statutory” expenditures, loans, advances or investments to be paid from the General Revenue Fund (GRF). It also includes funding previously provided by special warrant in accordance with the Act.

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required after reallocating voted appropriations not required in other areas of the Vote.

The Supplementary Estimates – November contain financial statements and schedules similar in format to those included in the main Estimates and incorporate estimated changes in revenue, expenditure and loan disbursements.

The detail section of the Supplementary Estimates – November follows the similar Vote (ministry or Crown organization), subvote (major program area) and allocation (component of a subvote) as the main Estimates.

The subvote descriptions provided in the main Estimates apply to the Supplementary Estimates – November. Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

Subvote descriptions for new subvotes are incorporated into the explanation for the additional funding.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the main Estimates apply to the Supplementary Estimates – November.

Statement of Operations and Accumulated Deficit
(in thousands of dollars)

	Original Estimated 2008-09		Revised Estimated 2008-09		Change 2008-09
Revenue	9,366,500		12,260,200		2,893,700
Operating Expense	8,581,880	[1]	9,113,768		531,888
Operating Surplus	784,620		3,146,432		2,361,812
Debt Servicing	(535,000)		(510,000)		25,000
Pre-Transfer Surplus (Deficit)	249,620		2,636,432		2,386,812
Transfer (to) Growth and Financial Security Fund	(124,810)	[1]	(1,318,216)		(1,193,406)
Transfer from Growth and Financial Security Fund	125,190	[1]	1,000,000		874,810
Surplus for the Year	250,000		2,318,216		2,068,216
Accumulated Deficit, Beginning of Year	(3,654,545)		(3,359,791)	[2]	294,754
Accumulated Deficit, End of Year	(3,404,545)		(1,041,575)		2,362,970
[1] This amount reflects $10,412K provided by Further Estimates.
[2] This amount represents the accumulated deficit at March 31, 2008 as shown in the 2007-08 Public Accounts.

Statement of Change in Net Debt
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09		Change 2008-09
Annual Surplus	250,000	2,318,216		2,068,216
Acquisition of Capital Assets	(364,551)	(379,394)		(14,843)
Amortization of Capital Assets	151,114	151,173		59
(Increase) Decrease in Net Debt from Operations	36,563	2,089,995		2,053,432
Net Debt at Beginning of Year	(6,277,985)	(5,949,716)	[1]	328,269
Net Debt at End of Year	(6,241,422)	(3,859,721)		2,381,701
[1] This amount represents the net debt at March 31, 2008 as shown in the 2007-08 Public Accounts.

Debt Retirement Fund
(in thousands of dollars)

Revised Estimated 2008-09
Balance, Beginning of Year	--
Surplus for the Year	2,318,216
Balance, End of Year	2,318,216
The Debt Retirement Fund is established by The Growth and Financial Security Act. The Fund is an accounting of the surpluses of the General Revenue Fund that are allocated to the Fund on or after April 1, 2008.

Growth and Financial Security Fund
(in thousands of dollars)

Revised Estimated 2008-09
Transfer from Fiscal Stabilization Fund	1,528,934
Transfer from Saskatchewan Infrastructure Fund	105,090
Transferred Balance	1,634,024
Transfer from General Revenue Fund	1,318,216
Transfer (to) General Revenue Fund	(1,000,000)
Growth and Financial Security Fund, End of Year	1,952,240

The Growth and Financial Security Fund is established by The Growth and Financial Security Act to assist the Government in achieving its long-term objectives by providing financial security from year to year and/or enhancing economic development in Saskatchewan. The balances remaining in the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund were transferred to the Growth and Financial Security Fund as they existed before the Act came into force.
Transfer from the General Revenue Fund (GRF) is 50 per cent of the GRF's pre-transfer surplus in accordance with Section 18(1) of the Act.
Transfer to the GRF is pursuant to Section 20 of the Act.
Balances in the Fund are invested in short and medium-term marketable securities.

Appropriation to Expense Reconciliation
(in thousands of dollars)

	Original Estimated 2008-09		Supplementary Estimated 2008-09	Estimated Adjustments 2008-09		Revised Estimated 2008-09
Operating Appropriation	8,826,927	[1]	535,548	11,124	[2]	9,373,599
Acquisition of Capital Assets	(364,551)		(6,859)	(7,984)		(379,394)
Amortization of Capital Assets	119,504	[3]	59	--		119,563	[3]
Operating Expense	8,581,880		528,748	3,140		9,113,768
[1] This amount includes $10,412K provided by Further Estimates.
[2] The estimated adjustments represent forecasted savings ($833K) and the 2008-09 forecasted capital carry over of $60,838K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end, pursuant to annual Appropriation Acts.
[3] Total capital amortization of government owned assets excludes amortization incurred by service providers such as the Ministry of Government Services that is recovered from voted appropriation through billing client ministries ($21,104K) and from non-GRF organizations ($10,506K).

Schedule of Budgetary Appropriation
(in thousands of dollars)

	Original Estimated 2008-09		Supplementary Estimated 2008-09	Estimated Adjustments 2008-09 [2]	Revised Estimated 2008-09
Executive Branch of Government
Advanced Education, Employment and Labour	761,822		106,311	--	868,133
Agriculture	300,594		29,445	--	330,039
Corrections, Public Safety and Policing	314,159		20,846	--	335,005
Education	991,252		9,405	--	1,000,657
- Teachers' Pensions and Benefits	194,083		931	--	195,014
Energy and Resources	34,023		2,139	--	36,162
Enterprise and Innovation	60,104		--	--	60,104
Enterprise Saskatchewan	--		6,087	--	6,087
Environment	209,028		--	--	209,028
Executive Council	8,716		--	--	8,716
Finance	43,838		--	(20)	43,818
- Public Service Pensions and Benefits	254,278		813	(813)	254,278
First Nations and Métis Relations	70,329		19,643	--	89,972
Government Services	40,263		--	--	40,263
Health	3,773,652		80,000	--	3,853,652
Highways and Infrastructure	287,464		--	--	287,464
Highways and Infrastructure Capital	225,712		4,000	11,957	241,669
Information Technology Office	5,575		--	--	5,575
Intergovernmental Affairs	3,538		--	--	3,538
Justice and Attorney General	131,292		3,455	--	134,747
Municipal Affairs	251,220	[1]	--	--	251,220
Office of the Provincial Secretary	4,153		--	--	4,153
Public Service Commission	37,692		--	--	37,692
Saskatchewan Research Council	12,082		--	--	12,082
Social Services	635,518		11,880	--	647,398
Tourism, Parks, Culture and Sport	140,941		--	--	140,941
Crown Investment Corporation	--		240,000	--	240,000
Legislative Branch of Government				--
Chief Electoral Officer	1,071		224	--	1,295
Children's Advocate	1,531		--	--	1,531
Conflict of Interest Commissioner	151		--	--	151
Information and Privacy Commissioner	822		--	--	822
Legislative Assembly	22,841		314	--	23,155
Ombudsman	2,068		55	--	2,123
Provincial Auditor	7,115		--	--	7,115
Operating Appropriation	8,826,927		535,548	11,124	9,373,599
"To Be Voted" Operating Appropriation	8,503,991		533,580	11,937	9,049,508
"Statutory" Operating Appropriation	322,936		1,968	(813)	324,091
Operating Appropriation	8,826,927		535,548	11,124	9,373,599
Servicing Government Debt (Statutory)	535,000		--	(25,000)	510,000
Total Budgetary Appropriation	9,361,927		535,548	(13,876)	9,883,599
[1] This amount includes $10,412K provided by Further Estimates.
[2] The estimated adjustments represent forecasted savings ($833K) and the 2008-09 forecasted capital carry over of $60,838K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end, pursuant to annual Appropriation Acts.

Schedule of Capital Appropriation
(in thousands of dollars)

Capital Asset Acquisitions	Original Estimated 2008-09	Supplementary Estimated 2008-09	Estimated Adjustments 2008-09 [1]		Revised Estimated 2008-09
Advanced Education, Employment and Labour	3,200	200	--		3,400
Agriculture	250	--	--		250
Corrections, Public Safety and Policing	22,521	2,659	--		25,180
Environment	27,369	--	(1,499)		25,870
Finance	575	--	(20)		555
Government Services	26,813	--	--		26,813
Health	29,316	--	--		29,316
Highways and Infrastructure	12,299	--	--		12,299
Highways and Infrastructure Capital	225,712	4,000	11,957	[2]	241,669
Information Technology Office	250	--	--		250
Justice and Attorney General	3,050	--	--		3,050
Legislative Assembly	--	--	46		46
Provincial Auditor	58	--	--		58
Public Service Commission	2,321	--	--		2,321
Social Services	5,033	--	(2,500)		2,533
Tourism, Parks, Culture and Sport	5,784	--	--		5,784
Capital Asset Acquisitions	364,551	6,859	7,984		379,394
Capital Transfer Payments
Advanced Education, Employment and Labour
Innovation and Science	5,907	--	--		5,907
Post-Secondary	36,736	100,156	--		136,892
Agriculture
Agri-Stability Program	--	5,500	--		5,500
Education
Child Care Facilities	675	--	--		675
School Facilities	117,622	--	--		117,622
Environment
Saskatchewan Watershed Authority					--
- Water Infrastructure Rehabilitation	2,689	--	--		2,689
Health
Health Facilities	131,931	2,800	--		134,731
Medical Equipment	29,900	3,500	--		33,400
Highways and Infrastructure
Transportation Infrastructure	18,167	--	2,350		20,517
Municipal Affairs
Municipal Rural Infrastructure Fund - Phase 1	25,679	--	--		25,679
New Deal for Cities and Communities	31,950	--	--		31,950
Rural Municipal Primary Weight Corridors Program	10,000	--	--		10,000
Rural Revenue Sharing - Roads and Other Infrastructure	6,151	--	--		6,151
Transit Vehicles for the Disabled	275	--	--		275
Urban Development Agreements	2,081	--	--		2,081
Building Canada Fund - Communities Component	5,000	--	--		5,000
Saskatchewan Infrastructure Growth Initiative	2,400	--	--		2,400
Tourism, Parks, Culture and Sport
Building Communities	37,391	--	(11,637)		25,754
Capital Transfer Payments	464,554	111,956	(9,287)		567,223
Total Capital Investments	829,105	118,815	(1,303)		946,617
[1] The estimated adjustments represent net transfers between capital asset acquisitions and non-capital appropriations ($3,953K), net transfers between capital transfer payments and non-capital appropriations ($9,287K), forecasted savings ($20K) and the net change in capital carry over as noted below.
[2] This amount represents the 2008-09 forecasted capital carry over of $60,838K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end, pursuant to annual Appropriation Acts.

Schedule of Appropriation by Classification
(Supplementary Estimates - November)
(in thousands of dollars)

	Government Delivered Programs				Transfers
		Supplier			Transfers for Public Service
Vote	Salaries	and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital	Transfers to Individuals	2008-09 Total
Executive Branch of Government
Advanced Education, Employment and Labour	--	400	--	200	5,555	--	100,156	--	106,311
Agriculture	--	--	--	--	3,940	--	5,500	20,005	29,445
Corrections, Public Safety and Policing	3,870	3,484	--	2,659	--	--	--	10,833	20,846
Education	--	3,050	--	--	6,355	931	--	--	10,336
Energy and Resources	439	1,700	--	--	--	--	--	--	2,139
Enterprise Saskatchewan	--	--	--	--	6,087	--	--	--	6,087
Finance	--	700	113	--	--	--	--	--	813
First Nations and Métis Relations	--	--	--	--	19,643	--	--	--	19,643
Health	--	--	--	--	73,700	--	6,300	--	80,000
Highways and Infrastructure Capital	--	--	--	4,000	--	--	--	--	4,000
Justice and Attorney General	1,430	1,740	--	--	285	--	--	--	3,455
Social Services	--	--	--	--	5,000	--	--	6,880	11,880
Crown Investment Corporation	--	--	--	--	240,000	--	--	--	240,000
Legislative Branch of Government
Chief Electoral Officer	168	56	--	--	--		--	--	224
Legislative Assembly	--	132	--	--	182	--	--	--	314
Ombudsman	55	--	--	--	--	--	--	--	55
Supplementary Operating Appropriation	5,962	11,262	113	6,859	360,747	931	111,956	37,718	535,548
"To Be Voted" Operating Appropriation	5,794	10,506	--	6,859	360,565	--	111,956	37,718	533,398
"Statutory" Operating Appropriation	168	756	113	--	182	931	--	--	2,150

Schedule of Lending and Investing Disbursements
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09	Change 2008-09
Crown Corporations - Loans
Vote
147 Agricultural Credit Corporation of Saskatchewan	3,000	--	(3,000)
151 Municipal Financing Corporation of Saskatchewan	37,500	37,500	--
161 Saskatchewan Crop Insurance Corporation	1,600	--	(1,600)
154 Saskatchewan Opportunities Corporation	26,000	23,684	(2,316)
152 Saskatchewan Power Corporation	243,000	627,100	384,100
153 Saskatchewan Telecommunications Holding Corporation	158,100	78,700	(79,400)
140 Saskatchewan Water Corporation	12,600	11,400	(1,200)
150 SaskEnergy Incorporated	53,100	140,000	86,900
Crown Corporations - Loans (Statutory)	534,900	918,384	383,484
Other - Loans
169 Advanced Education, Employment and Labour	43,000	40,000	(3,000)
146 Agriculture	2,825	2,105	(720)
144 Enterprise and Innovation	5,500	5,000	(500)
163 First Nations and Métis Relations	1,600	1,600	--
145 Highways and Infrastructure	750	976	226
Other - Loans (To Be Voted)	53,675	49,681	(3,994)
Loans	588,575	968,065	379,490
Investments
176 Contributions to Sinking Funds (Statutory)	104,054	2,174,922	2,070,868
146 Agriculture - Land (To Be Voted)	200	--	(200)
Investments	104,254	2,174,922	2,070,668
Disbursements	692,829	3,142,987	2,450,158

Debt Redemption
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09	Change 2008-09
Debt Redemption
Vote
175 Crown Enterprise Share (Statutory)	205,741	394,441	188,700
175 Government Share (Statutory)	527,110	527,953	843
	732,851	922,394	189,543

General Revenue Fund
Supplementary Estimates - November
For the Fiscal Year Ending March 31, 2009
(in thousands of dollars)

		Supplementary Estimates 2008-09
Budgetary Appropriation
Executive Branch of Government
Advanced Education, Employment and Labour - Vote 37
Student Support Programs (AE03)
Employability Assistance for People with Disabilities		27
Post-Secondary Education (AE02)
Operational Support	400
Universities, Federated and Affiliated Colleges and Educational Agencies	1,600
Post-Secondary Capital Transfers	100,156
Apprenticeship and Trade Certification Commission	3,500	105,656
Immigration (AE06)
Immigration		73
Career and Employment Services (AE04)
Workforce Development		355
Major Capital Asset Acquisitions (AE08)
Major Capital Asset Acquisitions		200
		106,311

Additional funding is required: for a general increase for operating grants provided to community-based organizations; for a comprehensive review of the First Nations University of Canada; for a grant to the First Nations University of Canada primarily to cover collective agreement costs; and, to provide an appropriation for federal Community Development Trust funding for additional training spaces to provide all apprentices an opportunity to attend institutional training.

Additional capital investments will provide for: costs towards construction of the Academic Health Sciences Centre at the University of Saskatchewan; and, a funding shortfall for the facility renovations for increased nurses training capacity and the expansion of trades skills training capacity.

Supplementary Estimates - November
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09
Agriculture - Vote 1
Industry Assistance (AG03)
Contributions for General Agriculture Interests	3,440
Farm Stability and Adaptation (AG08)
Program Delivery	9,000
Crop Insurance (AG10)
Crop Insurance Program Premiums	17,005
29,445

Additional funding is required for: the gopher control rebate program; a grant to SaskPork to facilitate meat processing of culled sows for distribution to food banks across Saskatchewan; federally cost-shared transitional expenditures to transfer administration of the Agri-Stability Program from the federal government; and, the Province's share of insurance premium costs related to increased and enhanced producer participation in the Crop Insurance program.

Additional capital investments will provide for information technology development costs for the Agri-Stability Program.

Supplementary Estimates - November
Continued
(in thousands of dollars)

		Supplementary Estimates 2008-09
Corrections, Public Safety and Policing - Vote 73
Central Management and Services (CP01)
Central Services		1,920
Adult Corrections (CP04)
Adult Corrections Facilities		3,914
Young Offender Programs (CP07)
Young Offender Facilities	870
Community and Alternative Measures	383
Program Support	225	1,478
Public Safety (CP06)
Provincial Disaster Assistance Program		10,450
Policing Services (CP10)
Police Programs		425
Major Capital Projects (CP09)
Regina Provincial Correctional Centre	1,731
Saskatoon Provincial Correctional Centre	928	2,659
		20,846

Additional funding is required: to support the information technology partnership agreement; to manage higher than anticipated inmate counts in adult correctional facilities; to manage higher than anticipated young offender program costs; for a general increase for operating grants provided to community-based organizations; for increased provincial disaster assistance claims primarily due to increased natural disasters; for costs associated with on-going legal actions against the Province; and, for costs associated with incidents in correctional facilities requiring increased security services.

Additional capital investments will provide for revised cash flow requirements for the Regina Provincial Correctional Centre replacement project and for the pre-engineered dormitory style building at the Saskatoon Provincial Correctional Centre.

Supplementary Estimates - November
Continued
(in thousands of dollars)

		Supplementary Estimates 2008-09
Education - Vote 5
Pre-K-12 Education (ED03)
School Operating		1,255
Early Learning and Child Care (ED08)
Early Childhood Intervention Programs	150
Child Care Facilities	1,905	2,055
Curriculum and E-Learning (ED10)
Operational Support		3,050
Provincial Library (ED15)
Provincial Library		3,045
Teachers' Pensions and Benefits (ED04)
Saskatchewan Teachers' Retirement Plan (Statutory)		931
This vote includes "Statutory" amounts. The amount "To Be Voted" is $9,405K.		10,336

Additional funding is required: to enhance technology supported learning in school divisions and upgrade CommunityNet connections in K-12 schools; to deliver the Ministry of Health's autism programming; for a general increase for operating grants provided to community-based organizations; to expand and enhance the E-Learning Satellite Network; for the Single Integrated Library Information System and enhanced CommunityNet in public libraries; and, for adjustments in statutory contributions as a result of teachers&#65533; salary increases and the addition of new members.

Energy and Resources - Vote 23
Forestry Development (ER18)
Forestry Development	1,700
Revenue and Program Services (ER04)
Revenue and Program Services	439
2,139

Additional funding is required to provide an appropriation for the federal Community Development Trust funding for research and market analysis on value added forestry products and for costs associated with increased activity in the resource sector.

Supplementary Estimates - November
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09
Enterprise Saskatchewan - Vote 83
Enterprise Saskatchewan (ES01)
Enterprise Saskatchewan	6,087
6,087

Enterprise Saskatchewan was established in 2008 by The Enterprise Saskatchewan Act to bring together representation from all sectors of the economy to formulate strategy and to prescribe action to propel the province forward on a sustainable growth agenda.

Funding is required for start-up and operating costs and to provide an appropriation for the federal Community Development Trust initiatives. Funding is also required for the Hydrogen Technologies Corporation project.

Finance - Vote 18
Pensions and Benefits (FI09)
Judges' Superannuation Plan (Statutory)	113
Public Employees' Benefits Agency Revolving Fund - Net Expense (Statutory)	700	813
Amounts in this vote are "Statutory".		813

Additional statutory funding is required to supplement the Judges&#65533; Superannuation Plan due to a higher than anticipated number of retirements and for an advance to the revolving fund to purchase new operational equipment. The Ministry has identified savings in other non-statutory program areas to off-set the additional costs.

First Nations and Métis Relations - Vote 25
Gaming Agreements (FN03)
First Nations Gaming Agreements	19,643
19,643

Additional funding is required for increased payments to the First Nations Trust and Community Development Corporations in accordance with agreements for the distribution of increased gaming proceeds.

Supplementary Estimates - November
Continued
(in thousands of dollars)

		Supplementary Estimates 2008-09
Health - Vote 32
Provincial Health Services (HE04)
Provincial Targeted Programs and Services		1,300
Regional Health Services (HE03)
Regional Targeted Programs and Services	71,700
Facilities - Capital Transfers	2,800
Equipment - Capital Transfers	3,500	78,000
Drug Plan and Extended Benefits (HE08)
Saskatchewan Prescription Drug Plan		700
		80,000

Additional funding is required for: a general increase for operating grants provided to community-based organizations; increased fuel costs; costs related to the collective agreement with the Saskatchewan Union of Nurses; and, additional high-cost prescription drugs in the provincial formulary.

Additional capital investments will provide for new diagnostic imaging equipment for the Saskatchewan Cancer Agency and for North Sask Laundry facility repairs.

Highways and Infrastructure Capital - Vote 17
Infrastructure Enhancement (HC02)
Highways and Bridges	4,000
4,000

Additional capital investments will provide for the first year costs associated with rebuilding Highway #310 to a primary weight road.

Supplementary Estimates - November
Continued
(in thousands of dollars)

		Supplementary Estimates 2008-09
Justice and Attorney General - Vote 3
Courts and Civil Justice (JU03)
Court Services	2,075
Public Guardian and Trustee	200	2,275
Marketplace Regulation (JU07)
Corporations		200
Community Justice (JU05)
Community Services		285
Boards and Commissions (JU08)
Human Rights Commission	195
Inquiries	500	695
		3,455

Additional funding is required for costs associated with: an increased number of prosecutions; an increased demand for public guardian and trustee services; increased corporation filing activity; a general increase for operating grants provided to community-based organizations; an increase in complex human rights complaints; and, the conclusion of the David Milgaard Inquiry.

Social Services - Vote 36
Employment Support and Income Assistance (SS03)
Saskatchewan Assistance Plan	400
Saskatchewan Income Plan - Senior Citizens' Benefits	4,600
Rental Housing Supplements	1,880	6,880
Community Inclusion (SS06)
Payments for Community Living		3,000
Child and Family Services (SS04)
Child and Family Community-Based Organization Services		2,000
		11,880

Additional funding is required: for shelter rate increases for Saskatchewan Assistance Plan recipients; for enhancements to the Saskatchewan Income Plan (for seniors) and rental housing supplements; to address waitlists for individuals to achieve an increased level of independence in community living facilities; and, for a general increase for operating grants provided to community-based organizations.

Supplementary Estimates - November
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09
Crown Investments Corporation - Vote 54
Carbon Capture and Storage (CI01)
Carbon Capture Storage	240,000
240,000

Funding was provided by special warrant to provide for an appropriation for carbon capture and storage demonstration projects managed by the Crown Investments Corporation of Saskatchewan and financed by the federal government.

Legislative Branch of Government
Chief Electoral Officer - Vote 34
Chief Electoral Officer (CE01)
Chief Electoral Officer (Statutory)	224
Amounts in this vote are "Statutory".	224

Additional statutory funding is required to cover the costs of the Cumberland by-election.

Legislative Assembly - Vote 21
Central Management and Services (LG01)
Central Services		132
Caucus Operations (LG06)
Government Caucus (Statutory)	5
Opposition Caucus and Office of the Leader of the Opposition (Statutory)	177	182
This vote includes "Statutory" amounts. The amount "To Be Voted" is $132K.		314

Additional funding is required for Legislative Assembly Chamber chairs and statutory transfer payments primarily for severance payments to former caucus employees.

Supplementary Estimates - November
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09
Ombudsman - Vote 56
Ombudsman (OM01)
Ombudsman Operations	55
55

Additional funding is required for increased salary costs.

Summary - Budgetary Appropriation
"To Be Voted"	533,398
"Statutory"	2,150
Total Budgetary Appropriation	535,548
Amount Provided by Special Warrant	240,000
Additional Funding Required	295,548

Lending and Investing Activities
Highways and Infrastructure - Vote 145
Loans for Short-Line Railways (HI01)
Loans for Short-Line Railways	226
226

Additional funding was provided by special warrant to provide for a shortfall in a loan required to purchase short-line subdivisions from Canadian Pacific Railway.

Saskatchewan Power Corporation - Vote 152
Loans (PW01) - (Statutory)	384,100
Amounts in this vote are "Statutory".	384,100

Supplementary Estimates - November
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09
SaskEnergy Incorporated - Vote 150
Loans (SE01) - (Statutory)	86,900
Amounts in this vote are "Statutory".	86,900

Summary - Lending and Investing Activities
"To Be Voted"	226
"Statutory"	471,000
Total Lending and Investing Activities	471,226
Amount Provided by Special Warrant	226
Additional Funding Required	471,000

Growth and Financial Security Fund - Vote 82
Growth and Financial Security Transfer (GF01)
Transfer from the General Revenue Fund	1,193,406
Amounts in this vote are "Statutory".	1,193,406

An additional statutory transfer to the Growth and Financial Security Fund is required to provide for 50 per cent of the forecasted change in the pre-transfer surplus pursuant to Section 18(1) of The Growth and Financial Security Act.

Amortization

Capital assets require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful service life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Loss on disposition of assets and change in inventory valuation is also treated as amortization.

Amortization of Capital Assets
Education	62
Enterprise and Innovation	27
Legislative Assembly	(30)
Amortization is a non-voted, non-cash expense and is presented for information purposes only.	59